Exhibit 5.1

To Patheon N.V. (the "Issuer") Herengracht 483 1017 BT Amsterdam The Netherlands

Date 26 July 2016		J.M. van Dijk Advocaat

Our ref.	M25866850/1/20597401/PvL

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission of ordinary shares in the capital of the Issuer

1	Introduction

I act on behalf of De Brauw (who is solely responsible for the contents of this opinion) as Dutch legal adviser (advocaat) to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in Annex 1 (Definitions).

2	Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	Scope of Inquiry

I have examined, and relied upon the accuracy of the factual statements and compliance with the undertakings in, the following documents:

3.1	A copy of the Registration Statement.

3.2	A copy of:

(a)	the deed of incorporation and or including its articles of association of the Issuer, DSM Newco B.V. and Patheon Holdco Coöperatief U.A.;

(b)	the Deed of Conversion;

(c)	the Board Rules;

(d)	the Auditor's Report; and

(e)	each Trade Register Extract.

3.3	A copy of each Post-Pricing Deed of Issue.

3.4	A copy of each Corporate Resolution.

3.5	A copy of each Board Certificate.

In addition, I have examined such documents, and performed such other investigations, as I considered necessary for the purpose of this opinion. My examination has been limited to the text of the documents.

4	Assumptions

I have made the following assumptions:

4.1

(a)	Each copy document conforms to the original and each original is genuine and complete.

(b)	Each signature is the genuine signature of the individual concerned.

(c)	The Registration Statement has been filed with the SEC in the form referred to in this opinion.

4.2	The issue of the Primary Shares has been validly accepted by Cede&Co as nominee for the Depositary Trust Company.

5	Opinion

Based on the documents and investigations referred to and assumptions made in paragraphs 3 and 4, I am of the following opinion:

5.1	The Registration Shares have been validly issued and are fully paid and nonassessable[1].

1 In this opinion, "nonassessable" – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

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6	Reliance

6.1	This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

6.2	The Issuer may:

(a)	file this opinion as an exhibit to the Registration Statement; and

(b)	refer to De Brauw giving this opinion in:

(i)	the Exhibit Index in the Registration Statement; and

(ii)	under the heading "Legal Matters" in the prospectus included in the Registration Statement.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully, De Brauw Blackstone Westbroek N.V.
/s/ Jan Marten van Dijk
Jan Marten van Dijk

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Annex 1 – Definitions

In this opinion:

"Auditor's Report" means the auditor's report in respect of the Issuer's equity (eigen vermogen) as referred to in section 2:72(2)(a) BW from Ernst & Young Accountants LLP and dated 1 June 2016.

"Board Certificate" means each of:

(a)	the certificate from the Issuer dated the date of this opinion attached to this opinion as Annex 2;

(b)	the certificate from DSM Newco B.V. dated the date of this opinion attached to this opinion as Annex 3; and

(c)	the certificate from Patheon Holdco Coöperatief U.A. dated the date of this opinion attached to this opinion as Annex 4;

"Board Rules" means the rules governing the Issuer's board of directors (bestuur) dated 3 June 2016.

"Conversion Secondary Shares" means the 200,000 Ordinary Shares, numbered 1 to 200,000 (inclusive), issued pursuant to the Deed of Conversion.

"Cooperative Corporate Resolution" means a written resolution of the board of directors of Patheon Holdco Coöperatief U.A. dated 21 July 2016 providing for the entering of the relevant Deed of Issue.

"Corporate Resolution" means each of:

(a)	each Issuer Corporate Resolution;

(b)	the DSM Corporate Resolution; and

(c)	the Cooperative Corporate Resolution.

"De Brauw" means De Brauw Blackstone Westbroek N.V.

"Deed of Conversion" means the Issuer's deed of conversion into a limited liability company.

"DSM Corporate Resolution" means a written resolution of the board of directors of DSM Newco B.V. dated 21 July 2016 providing for the entering of the relevant Deed of Issue.

"Dutch law" means the law directly applicable in the Netherlands.

"Issuer" means Patheon N.V., with seat in Amsterdam.

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"Issuer Corporate Resolution" means each of:

(d)	the resolutions of the Issuer's board of directors set out in the minutes of its meeting held on 3 June 2016, including resolutions to:

(iii)	appoint an informal pricing committee (the "Pricing Committee") to advise on the Offer; and

(iv)	publish the Registration Statement;

(e)	the resolutions of the Issuer's general meeting set out in the minutes of its meeting held on 3 June 2016, including resolutions to approve the board resolution referred to in paragraph (a) above;

(f)	a written advice of the Pricing Committee dated 20 July 2016 and a written resolution of the Issuer's board of directors dated 20 July 2016, including advice and resolutions to:

(v)	to proceed with the Offer; and

(vi)	to determine the number and issue price for the Primary Shares; and

(g)	a written resolution of the Issuer's stated only shareholders DSM Newco B.V. and Patheon Holdco Coöperatief U.A. dated 20 July 2016, including resolutions to:

(i)	issue Ordinary Shares to DSM Newco B.V. and to Patheon Holdco Coöperatief U.A. (the "Non-Conversion Secondary Shares"); and

(ii)	issue Ordinary Shares to Cede&Co as nominee for the Depositary Trust Company (the "Primary Shares"),

and exclude all pre-emption rights (voorkeursrechten) in respect of that issues.

"Non-Conversion Secondary Shares" is defined in the definition of "Corporate Resolution".

"Offer" means the offer by the Issuer and the Selling Stockholder of the Registration Shares.

"Ordinary Shares" means ordinary shares (gewone aandelen), nominal value EUR 0.01 each, in the Issuer's capital.

"Post-Pricing Deed of Issue" means each of:

(a)	the deed of issue between the Issuer and DSM Newco B.V. and Patheon Holdco Coöperatief U.A. dated 21 July 2016 providing for the issue of Non-Conversion Secondary Shares; and

(b)	the deed of issue by the Issuer dated 26 July 2016 providing for the issue of the Primary Shares.

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"Primary Shares" is defined in the definition of "Corporate Resolution".

"Registration" means the registration of the Registration Shares with the SEC under the Securities Act.

"Registration Shares" means the Secondary Shares and the Primary Shares.

"Registration Statement" means the registration statement on form S-1 (Registration No. 333-204789) in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).

"SEC" means the U.S. Securities and Exchange Commission.

"Secondary Shares" means (a) the Ordinary Shares resulting from the conversion of the Conversion Secondary Shares into Ordinary Shares and (b) the Non-Conversion Secondary Shares.

"Securities Act" means the U.S. Securities Act of 1933, as amended.

"Selling Stockholder" means Koninklijke DSM N.V.

"the Netherlands" means the part of the Kingdom of the Netherlands located in Europe.

"Trade Register Extract" means each of:

(a)	a Trade Register extract relating to the Issuer provided by the Chamber of Commerce (Kamer van Koophandel) and dated 21 July 2016; and

(b)	a Trade Register extract relating to DSM Newco B.V. provided by the Chamber of Commerce and dated 21 July 2016; and

(c)	a Trade Register extract relating to Patheon Holdco Coöperatief U.A. provided by the Chamber of Commerce and dated 21 July 2016.

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Annex 2 – Board Certificate Issuer

CERTIFICATE FROM PATHEON N.V.

DATED 26 JULY 2016

THE UNDERSIGNED:

1.	Daniel Agroskin; and

2.	Eric Sherbet;

acting in their capacities as non executive director and General Counsel respectively of Patheon N.V., a limited liability company with seat in Amsterdam and having its address at Herengracht 483, 1017 BT Amsterdam, the Netherlands (the "Issuer),

BACKGROUND:

(a)	The Issuer intends to seek the Registration with the SEC of the Registration Shares.

(b)	In connection with the Registration, on the date of this Certificate, De Brauw Blackstone Westbroek N.V. intends to issue a legal opinion in the form attached to this certificate (the "Legal Opinion").

(c)	This Certificate is the "Certificate" as defined in the Legal Opinion.

(d)	The undersigned make the certifications in this Certificate after due and careful consideration and after having made all necessary enquiries.

7	Construction

7.1	Terms defined in the Legal Opinion have the same meaning in this Certificate.

7.2	In this Certificate "including" means "including without limitation".

8	CERTIFICATION:

Each undersigned certifies the following.

8.1	Authenticity

(a)	According to the relevant Trade Register Extract, the Issuer's articles of association were most recently amended on 3 June 2016. Other than the deed of amendment of the Issuer's articles of association dated 26 July 2016, all information regarding the Issuer registered or on file with the Trade Register is correct, complete and up to date.

(b)	The Board Regulations remain in force without modification.

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8.2	Solvency

The Issuer is not subject to any bankruptcy proceedings, suspension of payments, emergency measures, other insolvency proceedings as defined in Article 2(a) of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings, other rules regulating conflicts between rights of creditors, or intervention and other measures in relation to financial enterprises or their affiliated entities.

8.3	Issue documentation

(c)	The Auditor's Report remains in force without modification.

(d)	At the time when the Deed of Conversion was passed, the Issuer's equity (eigen vermogen) was at least equal to the nominal value of the Conversion Secondary Shares

(h)	The undersigned undertake to ensure that upon their issue the nominal amount of the Non-Conversion Secondary Shares and the Primary Shares will be validly paid.

(d)	At as the date of this Board Certificate, each Issuer Corporate Resolution and each Post-Pricing Deed of Issue remains in full force without modification.

(e)	Each undersigned believes that each Corporate Resolution is or will be reasonable and fair (including in relation to all the Issuer's shareholders).

(f)	No undersigned is aware of any fact or circumstance (including (i) any lack of capacity of any person, (ii) any conflict of interest, (iii) any force (bedreiging), fraud (bedrog), undue influence (misbruik van omstandigheden) or mistake (dwaling), and (iv) any amendment or supplement) which he or she understands or suspects has or may have the effect that any document referred to in the paragraphs (a) and (d) above will or may cease to be in force without modification at any time.

8.4	General

No undersigned is aware of:

(g)	any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceedings) to the contrary of the certifications in this Certificate; or

(h)	any fact or circumstance which he or she understands or suspects has or might have any impact on the correctness of the Legal Opinion and which has not been disclosed to De Brauw in writing.

9	RELIANCE

De Brauw may rely on this Certificate (without personal liability for the undersigned).

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10	IN EVIDENCE WHEREOF:

this Certificate was signed in the manner set out below.

[SIGNATURES TO FOLLOW ON THE NEXT PAGE]

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/s/ Daniel Agroskin
Name:	Daniel Agroskin

/s/ Eric Sherbet
Name:	Eric Sherbet

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Annex 3 – Board Certificate DSM Newco B.V.

CERTIFICATE FROM DSM NEWCO B.V.

DATED 26 JULY 2016

THE UNDERSIGNED:

3.	Joseph Matheus Henricus Op Heij; and

4.	Cornelis Johannes Los;

acting in their capacities as managing directors of DSM Newco B.V., a private company with limited liability, with corporate seat in Heerlen, the Netherlands, and with address: 6411 TE Heerlen, the Netherlands, Het Overloon 1, Trade Register number: 59938781 (the "Company"),

BACKGROUND:

(i)	In connection with the Registration, on the date of this Certificate, De Brauw Blackstone Westbroek N.V. intends to issue a legal opinion in the form attached to this certificate (the "Legal Opinion").

(j)	This Certificate is the "Certificate" as defined in the Legal Opinion.

(k)	The undersigned make the certifications in this Certificate after due and careful consideration and after having made all necessary enquiries.

11	Construction

11.1	Terms defined in the Legal Opinion have the same meaning in this Certificate.

11.2	In this Certificate "including" means "including without limitation".

12	CERTIFICATION:

Each undersigned certifies the following.

12.1	Authenticity

As at the date of this Certificate all information regarding the Company registered or on file with the Trade Register is correct, complete and up to date.

12.2	Solvency

The Company is not subject to any bankruptcy proceedings, suspension of payments, emergency measures, other insolvency proceedings as defined in Article 2(a) of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings, other rules regulating conflicts between rights of creditors, or intervention and other measures in relation to financial enterprises or their affiliated entities.

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12.3	Issue documentation

(l)	As at the date of this Board Certificate, the DSM Corporate Resolution and the Post-Pricing Deed of Issue proving for the issue of Non-Conversion Secondary Shares remain in full force without modification.

(m)	Each undersigned believes that the DSM Corporate Resolution is or will be reasonable and fair (including in relation to all the Company's shareholders).

(n)	No undersigned is aware of any fact or circumstance (including (i) any lack of capacity of any person, (ii) any conflict of interest, (iii) any force (bedreiging), fraud (bedrog), undue influence (misbruik van omstandigheden) or mistake (dwaling), and (iv) any amendment or supplement) which he or she understands or suspects has or may have the effect that any document referred to in the paragraph (a) above will or may cease to be in force without modification at any time.

12.4	General

No undersigned is aware of:

(o)	any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceedings) to the contrary of the certifications in this Certificate; or

(p)	any fact or circumstance which he or she understands or suspects has or might have any impact on the correctness of the Legal Opinion and which has not been disclosed to De Brauw in writing.

13	RELIANCE

De Brauw may rely on this Certificate (without personal liability for the undersigned).

14	IN EVIDENCE WHEREOF:

this Certificate was signed in the manner set out below.

[SIGNATURES TO FOLLOW ON THE NEXT PAGE]

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/s/ Joseph Matheus Henricus Op Heij
Name:	Joseph Matheus Henricus Op Heij

/s/ Cornelis Johannes Los
Name:	Cornelis Johannes Los

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Annex 4 – Board Certificate Patheon Holdco Cooperatief U.A.

CERTIFICATE FROM PATHEON HOLDCO COÖPERATIEF U.A.

DATED 26 JULY 2016

THE UNDERSIGNED:

5.	Daniel Agroskin;

6.	James Bradley Unsworth;

7.	Ralf Johannes Agnes Wilhelmus Schmeitz; and

8.	Eric Mitchell Sherbet;

acting in their capacities as managing directors of Patheon Holdco Coöperatief U.A,, a cooperative with excluded liability for its members, with corporate seat in Amsterdam, the Netherlands, and with address: 1017 BT Amsterdam, the Netherlands, Herengracht 483, Trade Register number: 63472597 (the "Cooperative"),

BACKGROUND:

(q)	In connection with the Registration, on the date of this Certificate, De Brauw Blackstone Westbroek N.V. intends to issue a legal opinion in the form attached to this certificate (the "Legal Opinion").

(r)	This Certificate is the "Certificate" as defined in the Legal Opinion.

(s)	The undersigned make the certifications in this Certificate after due and careful consideration and after having made all necessary enquiries.

15	Construction

15.1	Terms defined in the Legal Opinion have the same meaning in this Certificate.

15.2	In this Certificate "including" means "including without limitation".

16	CERTIFICATION:

Each undersigned certifies the following.

16.1	Authenticity

As at the date of this Certificate all information regarding the Cooperative registered or on file with the Trade Register is correct, complete and up to date.

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16.2	Solvency

The Cooperative is not subject to any bankruptcy proceedings, suspension of payments, emergency measures, other insolvency proceedings as defined in Article 2(a) of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings, other rules regulating conflicts between rights of creditors, or intervention and other measures in relation to financial enterprises or their affiliated entities.

16.3	Issue documentation

(t)	As at the date of this Board Certificate, the Cooperative Corporate Resolution and the Post-Pricing Deed of Issue proving for the issue of Non-Conversion Secondary Shares remain in full force without modification.

(u)	Each undersigned believes that the Cooperative Corporate Resolution is or will be reasonable and fair (including in relation to all the Cooperative's members).

(v)	No undersigned is aware of any fact or circumstance (including (i) any lack of capacity of any person, (ii) any conflict of interest, (iii) any force (bedreiging), fraud (bedrog), undue influence (misbruik van omstandigheden) or mistake (dwaling), and (iv) any amendment or supplement) which he or she understands or suspects has or may have the effect that any document referred to in the paragraph above will or may cease to be in force without modification at any time.

16.4	General

No undersigned is aware of:

(w)	any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceedings) to the contrary of the certifications in this Certificate; or

(x)	any fact or circumstance which he or she understands or suspects has or might have any impact on the correctness of the Legal Opinion and which has not been disclosed to De Brauw in writing.

17	RELIANCE

De Brauw may rely on this Certificate (without personal liability for the undersigned).

18	IN EVIDENCE WHEREOF:

this Certificate was signed in the manner set out below.

[SIGNATURES TO FOLLOW ON THE NEXT PAGE]

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/s/ Daniel Agroskin
Name:	Daniel Agroskin

/s/ James Bradley Unsworth
Name:	James Bradley Unsworth

/s/ Ralf Johannes Agnes Wilhelmus Schmeitz
Name:	Ralf Johannes Agnes Wilhelmus Schmeitz

/s/ Eric Mitchell Sherbet
Name:	Eric Mitchell Sherbet

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